UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No. 1)

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Check the appropriate box:
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LIFEWAY FOODS, INC.
(Name of Registrant as Specified In Its Charter)
Ludmila Smolyansky Edward Smolyansky Richard Beleutz Cindy Curry Michael Leydervuder George Sent Robert Whalen
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION DATED APRIL 15, 2025

LIFWAY FOODS, INC.
2025 Annual Meeting of Shareholders

Proxy Statement of
Ludmila Smolyansky

Edward Smolyansky

Richard Beleutz

Cindy Curry

Michael Leydervuder

George Sent

Robert Whalen

Fellow shareholders:

Edward Smolyansky (“Mr. Smolyansky”) is a long-time shareholder and a former director and executive officer of Lifeway Foods, Inc., an Illinois corporation (the “Company”). He exercises sole voting control over 2,584,975 shares of the Company’s common stock, representing approximately [__]% of the Company’s outstanding shares as of the record date for the Company’s 2025 Annual Meeting of Shareholders, to be held at [_____] Central Time on [__________], 2025 (this meeting, together with all adjournments, postponements or continuations thereof, or any other meeting of Company’s shareholders held in lieu thereof, is referred to in this proxy statement as the “2025 Annual Meeting”). Together, Edward Smolyansky and Ludmila Smolyansky, who is one of the other participants in this proxy solicitation, exercise sole voting control over [________] shares of the Company’s common stock, representing approximately [__]% of the Company’s outstanding shares of common stock as of the record date for the 2025 Annual Meeting. The 2025 Annual Meeting will be held in a virtual meeting format only at the following website: [__________________]. You will not be able to attend the 2025 Annual Meeting physically.

Mr. Smolyansky believes it is now in the best interest of the Company and its shareholders to explore the Company’s strategic alternatives, including a potential sale of the Company, and that the Company’s current board of directors has not done so with sufficient diligence. Mr. Smolyansky also believes that the board of directors has not acted with sufficient independence nor as an effective counterbalance to the Company’s combined chief executive officer and chairperson leadership structure, and that the only adequate remedy to ensure that maximum value is created for all shareholders is a complete and immediate replacement of all directors. Accordingly, he is furnishing you with this proxy statement to ask you vote to elect alternative director nominees at the 2025 Annual Meeting. This solicitation is being made by Mr. Smolyansky and not by the Company’s board of directors.

Mr. Smolyansky believes that each of his proposed nominees, which include Ludmila Smolyansky, Mr. Smolyansky, Richard Beleutz, Cindy Curry, Michael Leydervuder, George Sent and Robert Whalen (who are referred to collectively in this proxy statement as the “Shareholder Nominees”), will help create better value for shareholders. If you support this effort, then you are urged to take the following steps:

•	If you hold shares registered in your name, please complete, sign, date and return the enclosed GREEN universal proxy card using the enclosed pre-paid envelope today; and
•	If you hold your shares through a brokerage or other institution, please follow the instructions on the form provided by your brokerage firm or bank to instruct the voting of the GREEN universal proxy card. The availability of telephone and internet voting will depend on your brokerage or bank’s voting process.

When completing the GREEN universal proxy card, you are urged to grant authority to vote FOR each of the Shareholder Nominees named above, and WITHHOLD with respect to all of the Company’s nominees (who are referred to collectively in this proxy statement as the “Opposed Nominees”).

Very truly yours,

/s/ Edward Smolyansky

This proxy statement and the accompanying GREEN universal proxy card are first being sent or given to Company shareholders on or about [______________], 2025.

Background of this Proxy Solicitation

Lifeway Foods, Inc. was founded in 1986 by Michael Smolyansky, the late husband of Ludmila Smolyansky (who is referred to in this proxy statement as “Mrs. Smolyansky”) and the father of Mr. Smolyansky, ten years after he and his family emigrated from Eastern Europe to the United States. Lifeway was the first to successfully introduce kefir to the U.S. consumer on a commercial scale, initially catering to ethnic consumers in the Chicago, Illinois metropolitan area. Lifeway has grown to become the largest producer and marketer of kefir in the U.S. and an important player in the broader market spaces of probiotic-based products and natural, “better for you” foods.

On August 13, 2024, Mr. Smolyansky filed with the Securities and Exchange Commission (which we refer to as the “SEC”) a preliminary consent statement, relating to the following proposed actions:

•	the repeal of any amendment to the Company’s Second Amended and Restated By-Laws (which are referred to in this proxy statement as the “Bylaws”) that becomes effective on or after March 24, 2023 and prior to the date this proposed action becomes effective;

•	to replace the Company’s board of directors (which is referred to in this proxy statement as the “Board”) with the Shareholder Nominees; and

•	to amend the Bylaws to prohibit the Company from employing or engaging any immediate family member of the Company’s president or chief executive officer.

On September 23, 2024, Danone S.A., a French société anonyme (“Danone SA”), and Danone North America PBC, a Delaware public benefit corporation (which is referred to in this proxy statement as “Danone North America” and, together with Danone SA, as “Danone”), disclosed in a filing with the SEC that earlier that day Danone North America had sent a letter to the Company, proposing to acquire all of the outstanding shares of Company common stock not held by Danone for a purchase price of $25.00 per share in cash.

On November 5, 2024, the Company issued a press release announcing that the Company rejected Danone’s proposal and disclosed in a filing with the SEC that the Company had entered into a shareholder rights agreement in response to Danone North America’s proposal.

On November 15, 2024, Danone disclosed in a filing with the SEC that Danone North America sent a second letter to the Company, which reiterated Danone North America’s strong commitment to the proposed transaction and increased the offer to $27.00 per share. Danone indicated that the proposed transaction would be wholly funded in cash from Danone’s existing cash reserves and was not contingent on any financing requirements. The proposal was subject to the completion of due diligence and negotiation of definitive agreements.

On November 15, 2024, Danone disclosed in a filing with the SEC that the Board’s counsel had sent a letter, dated November 8, 2024, to Danone’s counsel, alleging that the Stockholders’ Agreement, dated October 1, 1999 (which is referred to in this proxy statement as the “Shareholder Agreement”), among Danone, Mrs. Smolyansky, Mr. Smolyansky and Julie Smolyansky, the Company’s Chairperson, President, CEO and Secretary, alleging that the Shareholder Agreement is invalid. The filing further disclosed that Julie Smolyansky also sent a letter to Danone that same day asserting that the Shareholder Agreement is invalid. The filing further disclosed that, on November 15, 2024, Danone’s counsel responded to the letter from the Board’s counsel, disagreeing with the contentions therein and providing support for the fact that the Shareholder Agreement is valid and enforceable.

On November 20, 2024, the Company issued a press release announcing that the Board had rejected Danone North America’s revised proposal.

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On November 22, 2024, Mrs. Smolyansky and Mr. Smolyansky issued a press release that called for the Board to take several actions, including immediately establishing an independent special committee to evaluate and negotiate a transaction with Danone or other potential buyers.

On November 26, 2024, the Company issued a press release providing additional information regarding the reasons the Board had rejected Danone North America’s revised proposal, and disclosed in a filing with the SEC that on November 25, 2024, the Company’s counsel had sent a letter on behalf of the Board to Danone’s counsel, regarding the enforceability of the Shareholder Agreement.

On December 23, 2024, the Company disclosed in a filing with the SEC that it had entered into an amended and restated employment agreement and a retention bonus agreement with Julie Smolyansky.

On December 23, 2024, Julie Smolyansky disclosed in a filing with the SEC that, on December 19, 2024, the Company had issued her 283,337 shares of Company common stock without the consent of Danone North America or one of its affiliates.

On December 30, 2024, Danone disclosed in a filing with the SEC that Danone North America’s revised proposal remained outstanding at a price of $27.00 per share, and that Danone had sent a letter earlier that day to the Board indicating that the issuance of shares to Julie Smolyansky described in the immediately preceding paragraph was made in breach of the Shareholder Agreement, and therefore null, void and of no force and effect, and that Danone would seek to hold Julie Smolyansky liable for their breaches of fiduciary duty.

On January 6, 2025, the Company disclosed in a filing with the SEC that earlier that day, counsel to the Company sent a letter to Danone North America regarding the enforceability of the Shareholder Agreement and providing certain preliminary and unaudited expected financial results of the Company for the three-month period and year ended December 31, 2024.

On March 3, 2025, Danone disclosed in a filing with the SEC that earlier that day, Danone North America had filed a lawsuit against the Company and each of the members of the Board in the Circuit Court of Cook County, Illinois, Law Division, alleging that the Board breached their fiduciary duty of loyalty by choosing to enrich Julie Smolyansky and entrench themselves as directors by knowingly approving the share issuance referenced above in violation of the Shareholder Agreement, and alleging that the Company and Julie Smolyansky committed a breach of contract by violating the Shareholder Agreement through the issuance (and, in the alternative, that their conduct was barred by promissory estoppel).

On March 6, 2025, the Company disclosed in a filing with the SEC that it had terminated without cause its Senior Executive Vice President of Sales.

On March 13, 2025, Mr. Smolyansky notified the Company, in accordance with the Bylaws, that he intended to nominate the Proposed Nominees for election as directors at the 2025 Annual Meeting, and that he intended to solicit proxies in accordance with the relevant conditions of Rule 14a-19 under the Securities Exchange Act of 1934, as amended.

On March 28, 2025, Mr. Smolyansky filed a preliminary proxy statement with the SEC.

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On April 4, 2025, Mr. Smolyansky filed a lawsuit against the Company in the Circuit Court of Cook County, Illinois, Chancery Division (which is referred to in this proxy statement as the “Indemnification Dispute”), seeking indemnification from the Company for approximately $210,000 of expenses that he had incurred in defending a claim made by the Company in a prior lawsuit, plus interest. In the prior lawsuit, the Company had claimed that Mr. Smolyansky had violated his fiduciary duties by making certain public statements about the Company while serving as a director of the Company. The Company subsequently moved to voluntarily dismiss this claim, which motion was granted by the court in February 2024.

On April 15, 2025, Mr. Smolyansky filed an amended preliminary proxy statement with the SEC.

Reasons for this Solicitation

Mr. Smolyansky believes that the Shareholder Nominees will be able to engage in an independent and objective evaluation of the Company’s strategic alternatives, including, without limitation, a potential transaction with Danone. Mr. Smolyansky also believes that the Shareholder Nominees will be better able to ensure that maximum value is created for all shareholders, by replacing directors who have not demonstrated an ability to act as an effective counterbalance to the Company’s combined chief executive officer and chairperson leadership structure.

The 2025 Annual Meeting

The 2025 Annual Meeting is scheduled to be held at [_______], Central Time, on [_____], 2025, exclusively by webcast at the following website: [_______]. Shareholders of record as of the close of business on [______], 2025 (referred to as the “record date”) are entitled to receive notice of, and vote at, the 2025 Annual Meeting. At the 2025 Annual Meeting, shareholders will be asked:

1.	[To elect seven (7) members of the Company’s Board of Directors to serve until the Company’s 2026 Annual Meeting of Shareholders (or until successors are elected and qualified);

2.	To ratify Grant Thornton LLP as the Company’s independent auditor for fiscal year 2025;

3.	To approve, by non-binding advisory vote, executive compensation (referred to in this proxy statement as the “say-on-pay vote”);

4.	To vote, on a non-binding advisory basis, on the frequency (i.e., every one, two, or three years) of holding the say-on-pay vote; and

5.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.]

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PROPOSAL 1
Election of Directors

Mr. Smolyansky proposes that the Company’s shareholders elect Ludmila Smolyansky, Edward Smolyansky, Richard Beleutz, Cindy Curry, Michael Leydervuder, George Sent and Robert Whalen as directors of the Company at the 2025 Annual Meeting, to serve until the Company’s 2026 Annual Meeting of Shareholders, or until their successors are duly elected and qualified in accordance with the Bylaws. Below is a summary of certain important information regarding each of the Shareholder Nominees. Please see “Annex I — Additional Information Regarding the Participants,” for additional information about the Shareholder Nominees, including their beneficial ownership of Company common stock.

Nominee	Background
Ludmila Smolyansky

Ludmila Smolyansky (75) served as a director of the Company from 2002 until May 16, 2023, and from June 15, 2023 until August 10, 2023, and was unanimously elected as the Chairperson of the Board in November 2002. She has been the operator of several independent delicatessen and gourmet food distributorship businesses and imported food distributorships, and been a leading force in the health food market for over 40 years. Ludmila Smolyansky and Michael Smolyansky founded Lifeway and she served as the Company’s General Manager until her retirement from the Company in 2010. Following retirement, she continued to serve the Company as its Chairperson of the Board until August 2022 and served as a consultant to the Company from 2011 until January 2022. Ludmila Smolyansky is the mother of Julie Smolyansky, the Company’s Chairperson, President, Chief Executive Officer and Secretary, and Edward Smolyansky.

Ludmila Smolyansky brings many years of food industry experience, historical perspective, and operational expertise to the Board, all of which qualifies her for service on the Board. She brings to bear her extensive historical knowledge of the Company’s business and industry to advise the Board on what strategies have been and can be successful and why. Her business acumen allows her to provide the Board with perspectives regarding strategic planning. Her significant consumer products experience and international food industry background provide her with a broad understanding of the operational, financial, and strategic issues facing public companies. In addition, as a founder and pioneer in cultured dairy, she has been a recognized leader in the organic and natural products industry for decades. Ludmila Smolyansky’s detailed understanding of the Company, other manufacturers, distributors and retailers across varying channels of distribution make her well qualified for service on the Board and led to the conclusion that she should serve as a director, in light of the Company’s business and structure.

Edward Smolyansky

Mr. Smolyansky (45) is the Chief Executive Officer of Lucy’s Organics Inc. (“Lucy’s Organics”), which he founded in 2024 to research potential innovations and techniques in the production of kefir, and to develop intellectual property for an aspirational brand, Pure Culture Organics. He previously served as a director of the Company from 2017 until the 2022 Annual Meeting of Shareholders of the Company. Prior to January 2022, he also served as the Company’s Chief Operating Officer. He was appointed as Chief Financial and Accounting Officer and Treasurer of the Company in November 2004 and appointed as Chief Operating Officer and Secretary in 2012. Mr. Smolyansky also served as Lifeway’s Controller from June 2002 until 2004. He resigned his titles as Chief Financial Officer on January 1, 2016, and as Chief Accounting Officer on August 8, 2016. He retained his title of Chief Operating Officer when the Board appointed Eric Hanson as Treasurer and as Secretary on October 4, 2019. Mr. Smolyansky received a bachelor’s degree in finance from Loyola University of Chicago in December 2001. Mr. Smolyansky is the brother of Chairperson, President, CEO and Secretary, Julie Smolyansky, and the son of Ludmila Smolyansky one of the Shareholder Nominees.

Mr. Smolyansky has over fifteen years of extensive financial and operations experience in the dairy and consumer packaged goods industries. Under his operational leadership, the Company successfully integrated several strategic acquisitions and successfully led the development of both manufacturing processes and products. As the former Chief Operating Officer and former Chief Financial Officer of a publicly traded company, he brings experience working with the investor community and financial institutions. In addition, as a member of the Company’s founding family, he is a recognized leader in the dairy and probiotic products industry with an in-depth knowledge of manufacturers, distributors and retailers across all the Company’s channels of distribution, all of which led to the conclusion that he should serve as a director, in light of the Company’s business and structure.

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Richard Beleutz

Richard Beleutz, 53, is the Founder and Chief Executive Officer of Alternative Investment Resource, LLC (d/b/a AIR Asset Management), a position he has held since 2014, and is responsible for overseeing the firm’s strategic direction and driving growth. He is the Chair of the Executive Committee, Investment Committee, and a member of the Portfolio Committee. Mr. Beleutz has nearly 30 years of experience in various capacities in the investment industry. He has closed over $1 billion in transactions for companies and investment products, has extensive deal experience in private equity and investment banking, and has an operations background as a former principal of three hedge funds. Mr. Beleutz earned a Bachelor of Arts in Economics from the University of Michigan and holds Series 7, 9, 10, 24, 63, and 79 securities registrations.

Mr. Beleutz’s experience in finance and his demonstrated leadership experience make him well qualified for service on the Board in light of the Company’s business and structure.

Cindy Curry

Ms. Curry, 56, currently serves as chief financial officer of Rakuten Advertising (Nikkei: RKUNY), a multi-national advertising company focused on affiliate marketing, influencer, performance solutions and media, a position she has held since 2022. Prior to that, she served as Executive Vice President, Chief Financial Officer of BBDO Worldwide (NYSE: OMC), a global advertising agency, and as Chief Financial Officer of IPG Mediabrands (NYSE: IPG), a media and marketing firm, and as Chief Financial Officer of Broadwind Energy (NYSE: BWEN), a provider of wind energy equipment. Ms. Curry is a certified public accountant and holds a Master of Business Administration from Northern Illinois University, and a Bachelor of Science in Accounting from the University of Illinois – Chicago.

Ms. Curry’s experience in accounting and finance and her demonstrated leadership experience led to the conclusion that she should serve as a director, in light of the Company’s business and structure.

Michael Leydervuder

Michael Leydervuder (42) is the Managing Director of L Development, LLC, an entity which invests in real estate and business developments, positions he has held since founding the company in 2018. Mr. Leydervuder has spent over 20 years in real estate and specializes in a wide array of areas including residential and commercial loans, consulting for real estate brokerage, and commercial real estate and development. Mr. Leydervuder also pays special focus on residential and commercial development projects in low income areas of Chicago.

Mr. Leydervuder’s business experience and his demonstrated leadership experience led to the conclusion that he should serve as a director, in light of the Company’s business and structure.

George Sent

Mr. Sent (53) currently serves as a Managing Director at Cascadia Capital, an investment bank, serving clients in the food, beverage and agricultural sectors. His practice is focused on mergers and acquisitions, recapitalizations, restructurings and equity private placements. He joined Cascadia Capital from KeyBank Capital Markets, where he worked from 2013 through 2018 as Head of Food & Beverage Mergers and Acquisitions, including sell-side, buy-side and strategic advisory assignments. From 2010 through 2013, Mr. Sent was an Executive Director – Consumer and Investment Retail Banker with Lazard. He also spent three years as Head of Corporate Finance and Investor Relations at The J.M. Smucker Company, and as an investment banker with Goldman Sachs. Finally, he was the lead independent director and Chairperson of the Company’s Audit and Corporate Governance Committee, prior to his departure from the Board in January 2020. Mr. Sent holds an undergraduate degree from the University of Cincinnati, where he graduated in 1993. He became a Certified Public Accountant in 2002. He also earned an M.B.A. from Cornell University in 2001, where he was a Johnson School Finance Fellow. He currently serves on the Food Science Advisory Council at Cornell University.

Mr. Sent’s prior experience as the lead independent director of the Company, business experience and his demonstrated leadership experience led to the conclusion that he should serve as a director, in light of the Company’s business and structure.

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Robert Whalen

Mr. Whalen (57) has over 20 years of experience in the capital markets and investment management, and serves as is Senior Advisor of AIR Asset Management, a diversified alternatives asset management firm. In 2018, he co-founded Atlys Group, LLC, a diversified business group that engages in disaster recovery, pandemic solutions, private equity and other businesses. From 1991 through 2008, Mr. Whalen held a variety of positions with American Express Financial Advisors, most recently serving as Group Vice President from 2004 until 2008, leading over 600 financial advisors and staff and over $14 billion in assets under management. Mr. Whalen holds a B.A. in Finance and Management from Merrimack College in North Andover, Massachusetts, and completed the Executive Management Program from Harvard University in 2000.

Mr. Whalen’s experience in finance and diversified lines of business, and his demonstrated leadership experience led to the conclusion that he should serve as a director, in light of the Company’s business and structure.

Other Nominees. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Board’s proxy statement for the 2025 Annual Meeting (which is referred to in this proxy statement as the “Board’s Statement”). The Board’s Statement, and any other relevant documents, can be accessed without cost on the Securities and Exchange Commission’s website, available at www.sec.gov. There is no assurance that any of the Board’s nominees will serve as directors if any or any or all of the Shareholder Nominees are elected. For each share, shareholders will be able to vote “FOR” up to seven nominees in total.

According to publicly available information, the size of the Board is seven directors. Accordingly, if all of the Shareholder Nominees are elected, they would be expected to constitute the entire the Board. Proxies submitted using the GREEN universal proxy card cannot be voted for more than seven nominees.

The corporate governance guidelines of the Company, which are available on the Company’s website at https://lifewaykefir.com/wp-content/uploads/Corporate-Governance-Guidelines-Lifeway-v4.pdf, set forth guidelines to assist the Board in making a determination whether a director has a material relationship with the Company for purposes of determining independence. Based on information furnished by the Shareholder Nominees, Mr. Smolyansky believes that each of the Shareholder Nominees, other than Ludmila Smolyansky and Edward Smolyansky, is independent and none of the Participants named in this proxy statement has any knowledge of any facts that would prevent the determination that such other Shareholder Nominees are independent.

The Shareholder Nominees have not received any compensation from Mr. Smolyansky for serving as nominees, and they will not receive any compensation from Mr. Smolyansky for their services as directors of the Company if elected. If elected, each of the Shareholder Nominees will be entitled to receive from the Company compensation paid by the Company to its non-employee directors. The compensation currently paid by the Company to its non-employee directors is described in the Board’s Statement. Other than as stated in this proxy statement, there are no arrangements or understandings between Mr. Smolyansky and any of the Shareholder Nominees or any other person or persons pursuant to which the nomination of the Shareholder Nominees described herein is to be made. Each of the Shareholder Nominees has consented to being named as a nominee in this proxy statement and has confirmed his or her willingness to serve on the Board if elected. In addition, each of the Shareholder Nominees understands that, if elected as a director of the Company, he or she would have an obligation to act in the best interests of the Company and the shareholders in accordance with his or her duties as a director.

Mr. Smolyansky does not expect that any of the Shareholder Nominees will be unable to stand for election. If any Shareholder Nominee is unable to serve or for good cause will not serve, Mr. Smolyansky may seek to replace such Shareholder Nominee with a substitute nominee to the extent substitution is permissible under applicable law and the Company’s organizational documents.

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Mr. Smolyansky reserves the right to nominate additional persons, to the extent this is not prohibited under applicable law or the Company’s organizational documents, in the event the Company purports to increase the number of directorships, and/or the Company makes or announces any changes to the Bylaws or takes or announces any other action that purports to have, or if consummated would purport to have, the effect of disqualifying any of the Shareholder Nominees or any additional nominee nominated pursuant to the foregoing, and/or any Shareholder Nominee is unable to serve or for good cause will not serve. Additional nominations made pursuant to the foregoing are without prejudice to Mr. Smolyansky’s position that any attempt to change the size of the Board or disqualify any of the Shareholder Nominees through Bylaw amendments or otherwise would constitute unlawful manipulation of the Company’s corporate governance. Mr. Smolyansky reserves the right to challenge any action by the Company that has, or if consummated would have, the effect of disqualifying any Shareholder Nominee. If Mr. Smolyansky is permitted to substitute a nominee or propose an additional nominee, he will file and deliver supplemental proxy materials, including a revised proxy card, disclosing the information relating to any substitute nominee or additional nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act. Only in such case will the shares of common stock represented by the enclosed GREEN universal proxy card be voted for substitute nominees or additional nominees.

According to the Company, as of the record date, [________] shares of the Company’s common stock, no par value, were issued and outstanding. A majority of the aggregate voting power of the outstanding shares of common stock as of the record date must be present, in person or by proxy, at the 2025 Annual Meeting in order to have the required quorum for the transaction of business. If the aggregate voting power of the shares of common stock present, in person and by proxy, at the 2025 Annual Meeting does not constitute the required quorum, the Company may adjourn the 2025 Annual Meeting to a subsequent date for the purpose of obtaining a quorum.

Vote Required

Directors will be elected by a plurality of the votes cast at the 2025 Annual Meeting, meaning that the seven nominees who receive the highest number of shares voted “FOR” their election will be elected as directors. Accordingly, abstentions and broker non-votes (i.e., shares held as of the record date by banks, brokers or other nominees as to which the beneficial owners have given no voting instructions) will have no effect on the election of directors at the 2025 Annual Meeting.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports they file. Since January 1, 2021, Mrs. Smolyansky has filed 11 late reports under Section 16(a) of the Exchange Act with respect to 24 transactions that were not reported on a timely basis, and Mr. Smolyansky has filed 8 late reports under Section 16(a) of the Exchange Act with respect to 10 transactions that were not reported on a timely basis, in each case with respect to securities of the Company.

MR. SMOLYANSKY URGES YOU TO GRANT AUTHORITY TO VOTE “FOR” THE ELECTION OF EACH OF THE SHAREHOLDER NOMINEES AND “WITHHOLD” WITH RESPECT TO EACH OF THE OPPOSED NOMINEES.

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Proposal 2
Company Proposal to Ratify Grant Thornton LLP
as the Company’s Independent Auditor for Fiscal Year 2025

As discussed in further detail in the Board’s Statement, the Board has selected Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The approval of the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2025, requires the affirmative vote of a majority of the votes represented at the annual meeting. For information regarding audit and other fees billed by Grant Thornton and the Company’s prior auditor for services rendered with respect to fiscal years 2024 and 2023, respectively, see the Board’s Statement.

Vote Required

For information regarding the effect of abstentions and broker non-votes (i.e., shares held as of the record date by banks, brokers or other nominees as to which the beneficial owners have given no voting instructions), see the Board’s Statement.

MR. SMOLYANSKY DOES NOT OBJECT TO THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025, AND INTENDS TO VOTE HIS SHARES “FOR” THIS PROPOSAL.

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Proposal 3
Non-Binding Advisory Vote on Executive Compensation

As discussed in further detail in the Board’s Statement, the Company is providing shareholders with the opportunity to approve, on an advisory basis, the Company’s executive compensation in the Board’s Statement. Because this vote is advisory, it will not be binding on the Company. Based on the Board’s Statement, we believe this Proposal will be presented at the 2025 Annual Meeting as a resolution in substantially the following form:

“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Vote Required

For information regarding the effect of abstentions and broker non-votes (i.e., shares held as of the record date by banks, brokers or other nominees as to which the beneficial owners have given no voting instructions), see the Board’s Statement.

MR. SMOLYANSKY STRONGLY OPPOSES THE APPROVAL, ON AN ADVISORY BASIS, OF THE DISCLOSED COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AND INTENDS TO VOTE HIS SHARES “AGAINST” THIS PROPOSAL.

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Proposal 4
Advisory Vote on the Frequency of Future Advisory Votes to
Approve Named Executive Officer Compensation

As discussed in further detail in the Board’s Statement, the Company is providing shareholders with the opportunity to cast advisory votes on whether they would prefer to have future “say-on-pay” votes every year, every two years or every three years (commonly referred to as a “say-on-frequency” vote), or to abstain from voting on this proposal. Because this vote is advisory, it will not be binding on the Company. Based on the Board’s Statement, we believe this Proposal will be presented at the 2025 Annual Meeting as a resolution in substantially the following form:

“RESOLVED, that the shareholders determine, on a non-binding, advisory basis, that the frequency with which we should submit an advisory vote on the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis, including the related compensation tables, notes and narrative discussion, in the Proxy Statement for our 2025 Annual Shareholders Meeting, to the shareholders is: every one year, two years, or three years.”

Vote Required

For information regarding the effect of abstentions and broker non-votes (i.e., shares held as of the record date by banks, brokers or other nominees as to which the beneficial owners have given no voting instructions), see the Board’s Statement.

MR. SMOLYANSKY INTENDS TO VOTE HIS SHARES FOR “EVERY THREE YEARS” WITH RESPECT TO THIS PROPOSAL.

Certain Family Relationships

Ludmila Smolyansky is the mother of (i) Julie Smolyansky, the Chairperson, Chief Executive Officer, President, Secretary and a director of the Company, and (ii) Edward Smolyansky, one of the Shareholder Nominees. Edward Smolyansky is the sister of Julie Smolyansky.

Certain Related-Party Transactions

The Company has disclosed that Jason Burdeen, Julie Smolyansky’s spouse, is employed by the Company as the CEO’s Chief of Staff, that he does not have an employment agreement, and that, in 2024, Mr. Burdeen’s total compensation was $[_______].

About this Solicitation

This solicitation is being made by Edward Smolyansky, and not by the Board. Mr. Smolyansky, Mrs. Smolyansky, and each of the other Shareholder Nominees, acting as a group, are deemed participants in this solicitation under applicable SEC rules, and we refer to such persons as the “Participants.”

Proxies may be solicited by mail, facsimile, telephone, electronic mail, internet, in person and by advertisements. Mr. Smolyansky will file with the SEC all written soliciting materials, including any emails or scripts to be used in soliciting proxies on the date of first use, under a Schedule 14A. The Shareholder Nominees may make solicitations of proxies but, except as described herein, will not receive compensation for acting as Shareholder Nominees.

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Mr. Smolyansky will pay the entire expense of this solicitation of proxies for the 2025 Annual Meeting by the Participants or on the Participants’ behalf. Mr. Smolyansky intends to seek reimbursement of such expenses from the Company. He does not intend to submit the question of such reimbursement to a vote of the security holders of the Company. The Board, which would include any of the Shareholder Nominees that are elected at the 2025 Annual Meeting, would be required to evaluate and consider the requested reimbursement consistent with its fiduciary duties to the Company and its shareholders. Mr. Smolyansky anticipates that the total expenses that he will incur in furtherance of, or in connection with, the solicitation of proxies for the 2025 Annual Meeting will be approximately $300,000. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any such solicitation. As of the date hereof, Mr. Smolyansky has incurred approximately $[_____] of solicitation expenses. Any such solicitation may be made by the use of the mails, oral solicitation (including telephonic communication), e-mail, press releases, investor presentation, Internet advertising, proxy solicitation firms, and other means of written communication. Mr. Smolyansky has engaged Saratoga Proxy Consulting LLC (referred to in this proxy statement as “Saratoga”) to provide solicitation and advisory services in connection with any such solicitation, for which it will receive a fee not to exceed $75,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses. Saratoga will solicit consents from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Saratoga would employ approximately 15 persons to solicit Company shareholders as part of any such solicitation. Except as described in the immediately preceding sentence, neither Mr. Smolyansky nor any of the Participants has engaged any employees or paid solicitors in connection with any such solicitation, nor will any of the foregoing persons employ regular employees of the Company or any of the Participants. Mr. Smolyansky has not made any expenditures to date for, in furtherance of, or in connection with the solicitation of security holders, except in connection with the engagement of Saratoga, and except to the extent his expenditures for legal services on or prior to the date hereof related to his notice of his intent to nominate the Shareholder Nominees and the planned nomination are deemed to constitute such expenditures, which expenditures have been approximately $100,000.

Mr. Smolyansky represents that he intends to, or is part of a group that intends to, solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors, in support of the Shareholder Nominees.

None of the Participants is aware of any other matters to be brought before the 2025 Annual Meeting other than as described herein. In the event that any other matters are to be presented at the 2025 Annual Meeting and no Participant knows of such matters a reasonable time before the solicitation contemplated by this proxy statement, then the persons named as proxies in the enclosed GREEN universal proxy card will have the authority to vote on such matters in their discretion.

If you have already voted using the Company’s proxy card or by other means, you have every right to change your vote. You may do so by either (i) completing, signing, dating and returning the enclosed GREEN universal proxy card using the enclosed pre-paid envelope, which must be received prior to the 2025 Annual Meeting, (ii) entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth in the Board’s Statement), (iii) completing and returning another later-dated proxy card, which must be received prior to the 2025 Annual Meeting, (iv) delivering a written notice of revocation, which must be received prior to the 2025 Annual Meeting, to the Company’s Corporate Secretary at Lifeway Foods, Inc., 6431 Oakton St., Morton Grove, IL 60053, Attention: Corporate Secretary; or (v) attending and voting by ballot at the 2025 Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name shareholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy. Please note that if your shares are held of record by a bank, broker, or other nominee, and you decide to attend and vote at the 2025 Annual Meeting, your vote in person at the 2025 Annual Meeting will not be effective unless you present a legal proxy issued in your name from the record holder (your bank, broker, or other nominee). Accordingly, please contact the person responsible for your account and instruct that person to sign and return on your behalf the GREEN universal proxy card as soon as possible.

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Proxy Card

If you vote using the GREEN universal proxy card, you may revoke your proxy or change your vote, until your shares are voted at the 2025 Annual Meeting. If you are a registered shareholder, to revoke your GREEN universal proxy card you may either: (i) deliver to the Company a written notice that the proxy card is revoked, (ii) execute a proxy bearing a later date, or (iii) attend the 2025 Annual Meeting and vote in person. If you hold your shares through a brokerage or other institution, you may change your vote by following the instructions provided to you by that brokerage or other institution.

Certain Additional Information

The Company’s principal executive offices are located at 6431 W Oakton, Morton Grove, IL, 60053.

In order for any shareholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, to be included in the Company’s proxy statement to be issued in connection with the 2026 Annual Meeting of Shareholders, the Company must receive such shareholder proposal no later than December 31, 2025. All shareholder proposals must be made in writing and addressed to Lifeway’s Secretary, c/o Lifeway Foods, 6431 Oakton St., Morton Grove, IL 60053. Any such shareholder proposal submitted, including the accompanying supporting statement, may not exceed 500 words, per Rule 14a-8(d) of the Exchange Act. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 15, 2026. All shareholder proposals and proxy solicitation notices must be made in writing and addressed to Lifeway Foods, Inc., 6431 Oakton St., Morton Grove, IL 60053, Attn: Corporate Secretary.

The Bylaws also establish an advance notice procedure for shareholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in the Company’s proxy statement. In order to be properly brought before the Company’s 2026 Annual Meeting of Shareholders, a shareholder must provide timely written notice to the Company’s Corporate Secretary, at the principal executive offices of the Company, and any such proposal or nomination must constitute a proper matter for shareholder action. The written notice must contain the information specified in the Bylaws. To be timely, a shareholder’s written notice must be received by the Company’s Corporate Secretary at its principal executive offices no earlier than February 13, 2026, and no later than March 15, 2026

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Annex I
Additional Information Regarding the Participants

This proxy solicitation is being made by Edward Smolyansky (“Mr. Smolyansky”) and each of the other Participants named in this proxy statement.

The Participants represent that they intend to, or are part of a group which intends to, solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors, in support of the Shareholder Nominees.

As of the close of business on the [________], the Participants may be deemed to beneficially own, in the aggregate, [__________] shares of the Company’s common stock (or [__]% of the outstanding shares of Company common stock as of the record date), including [__________] shares of Company common stock that are held in record name by the Participants (or [__]%of the outstanding shares of Company common stock as of the record date). Of the foregoing [__________] shares of Company common stock that may be deemed to be beneficially owned by the Participants, Mr. Smolyansky was the record holder of [__________] shares; the Edward Smolyansky Trust 2/1/05 was the record holder of [__________] shares; the Ludmila Smolyansky Trust 2/1/05 (referred to in this proxy statement as the “Ludmila Smolyansky Trust”) was the record holder of [__________] shares; the Smolyansky Family Foundation was the record holder of [________] shares; the Ludmila and Edward Smolyansky Family Foundation was the record holder of [_________] shares; and Smolyansky Family Holdings, LLC was the record holder of [__________] shares; Mr. Smolyansky beneficially owns [__]% of the shares held by Smolyansky Family Holdings, LLC and disclaims beneficial ownership of the shares of Company common stock held by Smolyansky Family Holdings, LLC, except to the extent of his pecuniary interest therein. Each of Mrs. Smolyansky and Mr. Smolyansky disclaim beneficial ownership of the [_______] shares of common stock held by the Ludmila and Edward Smolyansky Family Foundation. The foregoing percentages are based on [__________] shares of Company common stock outstanding as of the record date, as reported in the Board’s Statement. Neither Mr. Smolyansky nor Mrs. Smolyansky hereby concedes that all such securities are validly issued and outstanding.

Ludmila Smolyansky’s business address is 182 N Harbor Drive, Penthouse, Chicago, IL 60601. Mr. Smolyansky’s business address is 1219 N Wells Street, Chicago, IL 60610. Mr. Beleutz’s business address is 333 S Wabash Ave, 27th Floor, Chicago, IL 60604. Ms. Curry’s business address is c/o Rakuten Advertising, 215 Park Avenue South, 2nd Floor, New York, NY 10003. Mr. Leydervuder’s business address is 451 N. Racine Ave. Chicago, IL 60642. Mr. Sent’s business address is 1000 2nd Avenue, Suite 1200, Seattle, WA 98104. Mr. Whalen’s business address is 333 S Wabash Ave, Chicago, IL 60604.

Except as set forth in this proxy statement (including the Annexes), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this proxy solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. Except as disclosed in this proxy statement, there are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, except as set forth in this proxy statement, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years. Except as disclosed in this proxy statement, neither the Shareholder Nominees nor any associate of a Shareholder Nominee has served as a director or named executive officer of the Company at any point during the last three fiscal years of the Company.

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Certain Transactions by the Participants

A record of Ludmila Smolyansky’s purchase and sale transactions during the past two years involving securities of the Company is set forth below:

Date	Shares of common stock	Description
5/19/23	250,000	Gift by the Ludmila Smolyansky Trust
1/22/24	11,459	Sale by the Ludmila Smolyansky Trust
1/24/24	5,000	Sale by the Ludmila Smolyansky Trust
2/6/24	10,000	Sale by the Ludmila Smolyansky Trust
2/7/24	10,794	Sale by the Ludmila Smolyansky Trust
2/8/24	22,747	Sale by the Ludmila Smolyansky Trust
2/26/24	13,542	Sale by the Ludmila Smolyansky Trust
2/27/24	1,606	Sale by the Ludmila Smolyansky Trust
3/20/24	13,000	Sale by the Ludmila Smolyansky Trust
3/21/24	8,000	Sale by the Ludmila Smolyansky Trust
3/22/24	3,852	Sale by the Ludmila Smolyansky Trust
3/25/24	10,000	Sale by the Ludmila Smolyansky Trust
3/26/24	13,000	Sale by the Ludmila Smolyansky Trust
3/27/24	7,000	Sale by the Ludmila Smolyansky Trust
4/5/24	5,000	Sale by the Ludmila Smolyansky Trust
4/8/24	5,000	Sale by the Ludmila Smolyansky Trust
4/9/24	5,000	Sale by the Ludmila Smolyansky Trust
4/15/24	2,193	Sale by the Ludmila Smolyansky Trust
4/17/24	10,000	Sale by the Ludmila Smolyansky Trust
4/23/24	21,968	Sale by the Ludmila Smolyansky Trust
4/24/24	10,000	Sale by the Ludmila Smolyansky Trust
4/25/24	3,620	Sale by the Ludmila Smolyansky Trust
4/26/24	20,000	Sale by the Ludmila Smolyansky Trust
5/6/24	5,000	Sale by the Ludmila Smolyansky Trust
5/9/24	5,000	Sale by the Ludmila Smolyansky Trust
5/13/24	10,000	Sale by the Ludmila Smolyansky Trust
5/13/24	75,000	Gift by the Ludmila Smolyansky Trust
5/13/24	75,000	Receipt of gift by the Ludmila and Edward Smolyansky Family Foundation
7/24/24	14,620	Sale by the Ludmila Smolyansky Trust
8/29/24	15,000	Sale by the Ludmila Smolyansky Trust
8/30/24	20,000	Sale by the Ludmila Smolyansky Trust
9/3/24	4,584	Sale by the Ludmila Smolyansky Trust
1/3/25	15,000	Sale by the Ludmila Smolyansky Trust
1/6/25	45,000	Sale by the Ludmila Smolyansky Trust
1/13/25	30,000	Sale by the Ludmila Smolyansky Trust
1/15/25	10,000	Sale by the Ludmila Smolyansky Trust
1/16/25	7,692	Sale by the Ludmila Smolyansky Trust
1/17/25	12,034	Sale by the Ludmila Smolyansky Trust
2/11/25	10,000	Sale by the Smolyansky Family Foundation
4/10/25	10,000	Sale by the Ludmila Smolyansky Trust
4/11/25	15,000	Sale by the Ludmila Smolyansky Trust
4/14/25	8,376	Sale by the Ludmila Smolyansky Trust
4/15/25	8,676	Sale by the Ludmila Smolyansky Trust

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A record of Mr. Smolyansky’s purchase and sale transactions during the past two years involving securities of the Company is set forth below:

Date	Amount
5/16/23	10,000 shares of common stock sold
5/17/23	5,000 shares of common stock sold
5/19/23	250,000 shares of common stock received by gift
8/17/23	100,000 shares of common stock given to his minor son
8/17/23	100,000 shares of common stock received by his minor son
8/21/23	13,000 shares of common stock sold
8/22/23	17,474 shares of common stock sold
8/23/23	19,526 shares of common stock sold
8/24/23	24,329 shares of common stock sold
1/2/24	3,468 shares of common stock sold
5/13/24	Receipt of gift of 75,000 shares of common stock by the Ludmila and Edward Smolyansky Family Foundation
3/18/25	20,000 shares of common stock sold

Certain Interests of the Participants

None of the Participants has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2025 Annual Meeting, other than (i) Mr. Smolyansky’s and Mrs. Smolyansky’s beneficial ownership of shares of Company common stock, as summarized in this proxy statement, and their belief that the election of one or more of the Shareholder Nominees could increase the market value of such shares, (ii) Mr. Smolyansky’s and Mrs. Smolyansky’s interest in the Settlement Agreement, dated as of July 27, 2022 (which is referred to in this proxy statement as the “Settlement Agreement”), among the Company, Mrs. Smolyansky and Mr. Smolyansky, relating to the termination of a prior potential proxy contest, as the Company’s actions with respect thereto could be affected by the membership of the Board, (iii) Mrs. Smolyansky’s interest in the Settlement Agreement and Mutual General Release, dated August 30, 2022, between the Company and Mrs. Smolyansky, as the Company’s actions with respect thereto could be affected by the membership of the Board, (iv) Edward Smolyansky’s interest in the Settlement Agreement and Mutual General Release, dated September 1, 2022, between the Company and Edward Smolyansky, as the Company’s actions with respect thereto could be affected by the membership of the Board, (v) Mr. Smolyansky’s and Mrs. Smolyansky’s interest in the Stock Purchase Agreement, dated as of November 7, 2022, between the Company and Ludmila Smolyansky, as the Company’s actions with respect thereto could be affected by the membership of the Board, (vi) any compensation the Participants would receive in connection with service as a director, (vii) Mr. Smolyansky’s ownership of and officer role with Lucy’s Organics and (viii) Mr. Smolyansky’s interest in the Indemnification Dispute, as the Company’s actions with respect thereto could be affected by the membership of the Board.

Mrs. Smolyansky is party to a Joint Filing Agreement, dated June 3, 2009, with Edward Smolyansky and Julie Smolyansky, and a Joint Filing Agreement, dated February 23, 2023, with Edward Smolyansky and the Edward Smolyansky Trust 2/1/05.

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Edward Smolyansky and Mrs. Smolyansky are each a party to a Stock Purchase Agreement, dated as of October 1, 1999, among the Company, Danone Foods, Inc., Michael Smolyansky and the other stockholders party thereto, including Julie Smolyansky, pursuant to which they sold certain shares of common stock and pursuant to which, among other things, the Company has certain indemnification obligations and Edward Smolyansky and Mrs. Smolyansky have certain contribution obligations; the Shareholder Agreement and a related letter agreement, dated December 24, 1999, among Danone Foods, Inc., the Company, Michael Smolyansky, Mrs. Smolyansky, Julie Smolyansky and Mr. Smolyansky, pursuant to which, among other things, Danone holds certain board representation rights, rights of first refusal, pre-emptive or stock purchase rights, registration rights, information rights, consent rights, and pursuant to which Mrs. Smolyansky, Mr. Smolyansky and Julie Smolyansky have made certain voting commitments.

Each of the Ludmila Smolyansky Trust 2/1/05, the Smolyansky Family Foundation, the Ludmila and Edward Smolyansky Family Foundation, Smolyansky Family Holdings, LLC, Edward Smolyansky and Julie Smolyansky may be deemed an associate of Mrs. Smolyansky under applicable SEC rules. Each of the Edward Smolyansky Trust 2/1/05, the Ludmila Smolyansky Trust 2/1/05, the Smolyansky Family Foundation, the Ludmila and Edward Smolyansky Family Foundation, Smolyansky Family Holdings, LLC, Mrs. Smolyansky, Julie Smolyansky and Mr. Smolyansky’s spouse may be deemed an associate of Edward Smolyansky. Mr. Beleutz’s spouse may be deemed an associate of his under applicable SEC rules. Mr. Leydervuder’s spouse may be deemed an associate of his under applicable SEC rules. Mr. Whalen’s spouse may be deemed an associate of his under applicable SEC rules. The address of each of the foregoing associates is the same as the applicable Participant’s business address, as set forth herein, except that Julie Smolyansky’s address is c/o Lifeway Foods, Inc., 6431 Oakton St., Morton Grove, IL 60053. According to the Board Statement, Jason Burdeen, who is Ms. Julie Smolyansky’s spouse, is employed by the Company as the CEO’s Chief of Staff, he does not have an employment agreement and, in 2024, his total compensation was $[______].

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G R E E N P R O X Y

PRELIMINARY PROXY — SUBJECT TO COMPLETION

LIFEWAY FOODS, INC.
2025 Annual Meeting of Shareholders

This Proxy is solicited by Edward Smolyansky on behalf of the Participants;
it is not being solicited by the Board of Directors of Lifeway Foods, Inc.

The undersigned hereby appoints Edward Smolyansky and Ludmila Smolyansky (collectively, the “Proxies”), and each of them acting individually or in the absence of others, with full power of substitution and re-substitution, as proxies to vote all of the undersigned’s shares at the 2025 Annual Meeting of Shareholders (including any other meeting held in lieu thereof, and adjournments, postponements, reschedulings or continuations thereof, the “2025 Annual Meeting”) of Lifeway Foods, Inc. (the “Company”), to be held at [_______] Central Time on [_______], 2025, in a virtual meeting format only at the following website: [_______].

The undersigned acknowledges receipt of the proxy statement of Ludmila Smolyansky, Edward Smolyansky, Richard Beleutz, Cindy Curry, Michael Leydervuder, George Sent and Robert Whalen (collectively, the “Participants”) and revokes all prior proxies for the 2025 Annual Meeting.

On Proposal 1, Mr. Smolyansky recommends voting (i) “FOR” each of the Shareholder Nominees, and (ii) “WITHHOLD” with respect to each of the Company Nominees, in each case as identified on the reverse side of this proxy. On Proposal 3, Mr. Smolyansky recommends voting “AGAINST.” Mr. Smolyansky does not make any recommendation with respect to Proposal 2 or Proposal 4.

This proxy, when properly executed, will be voted as directed by the undersigned. If no such directions are made, this proxy will be voted in accordance with Mr. Smolyansky’s recommendation on Proposals 1 and 3, “FOR” on Proposal 2, and “EVERY THREE YEARS” on Proposal 4.

None of the Participants is aware of any other matters to be brought before the 2025 Annual Meeting other than as described herein. In the event that any other matters are to be presented at the 2025 Annual Meeting and no Participant knows of such matters a reasonable time before the solicitation contemplated by this proxy, then the Proxies will have the authority to vote on such matters in their discretion.

IMPORTANT — PLEASE COMPLETE, SIGN, DATE AND RETURN THIS GREEN PROXY CARD PROMPTLY.

(Continued and to be dated and signed on the reverse side)

^ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD AND RETURN using the enclosed pre-paid envelope ^

Mr. Smolyansky recommends voting (i) “FOR” the election of each of the Shareholder Nominees named below, (ii) “WITHHOLD” with respect to each of the Company Nominees and (iii) “AGAINST” on Proposal 3. Mr. Smolyansky does not make any recommendation with respect to Proposal 2 or Proposal 4.

Proposal 1 Instructions: Vote “FOR” only up to seven (7) nominees in total. If you mark a vote with respect to fewer than seven (7) nominees in Proposal 1, your shares will only be voted “FOR” those nominees you have so marked. If you vote “FOR” more than seven (7) nominees, all of your votes on Proposal 1 will be invalid and will not be counted. If no directions are made, this proxy will be voted in accordance with Mr. Smolyansky’s recommendation on Proposal 1.

Shareholder Nominees:			Company Nominees:
	FOR	WITHHOLD		FOR	WITHHOLD
Richard Beleutz	☐	☐	Juan Carlos (“JC”) Dalto	☐	☐
Cindy Curry	☐	☐	Jody Levy	☐	☐
Michael Leydervuder	☐	☐	Dorri McWhorter	☐	☐
George Sent	☐	☐	Perfecto Sanchez	☐	☐
Edward Smolyansky	☐	☐	Jason Scher	☐	☐
Ludmila Smolyansky	☐	☐	Pol Sikar	☐	☐
Robert Whalen	☐	☐	Julie Smolyansky	☐	☐

Proposal 2. To ratify Grant Thornton LLP as the Company’s independent auditor for fiscal year 2025:

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 3. To approve, by non-binding advisory vote, executive compensation:

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 4. Vote, on a non-binding, advisory basis, on the frequency of holding the say-on-pay vote:

EVERY YEAR	EVERY 2 YEARS	EVERY 3 YEARS	ABSTAIN
☐	☐	☐	☐

Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within box	Signature 2 — Please keep signature within box